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                                Exhibit (10)                              1 of 2


                                ROPES & GRAY
                            ONE FRANKLIN SQUARE
                            1301 K STREET, N.W.
ONE INTERNATIONAL PLACE        SUITE 800 EAST                   30 KENNEDY PLAZA
BOSTON, MA 02110-2624    WASHINGTON, D.C. 20005-3333   PROVIDENCE, RI 02903-2328
(617) 951-7000                 (202) 626-3900                     (401) 455-4400
FAX: (617) 951-7050         FAX: (202) 626-3961              FAX: (401) 455-4401




                                 April 13, 1998


The One Group(R) Investment Trust
One Nationwide Plaza
Columbus, Ohio 43215


Ladies and Gentlemen:

     You have informed us that you intend to file a Rule 485(b) Post-Effective Amendment to your Registration Statement under the Investment Company Act of 1940, as amended, with the Securities and Exchange Commission (the "Commission") for the purpose of adding audited financial statements for the year ended December 31, 1997.

     We have examined your Amended and Restated Agreement and Declaration of Trust, as further amended, as on file at the office of the Secretary of The Commonwealth of Massachusetts. We are familiar with the actions taken by your Trustees to authorize the issue and sale from time to time of your shares of beneficial interest at not less than the public offering price of such shares and have assumed that the Shares have been issued and sold in accordance with such action. We have also examined a copy of your Code of Regulations and such other documents as we have deemed necessary for the purposes of this opinion.

     Based on the foregoing, we are of the opinion that the Shares being registered have been duly authorized and when sold will be legally issued, fully paid and non-assessable.

     The Trust is an entity of the type commonly known as a "Massachusetts business trust." Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust or its Trustees. The Declaration of Trust provides for indemnification out of the property of the Trust for all loss and expense of any shareholder of the Trust held personally liable solely by reason of his being or having been a shareholder. Thus, the risk of a shareholder incurring financial loss on account of being a shareholder is limited to circumstances in which the Trust itself would be unable to meet its obligations.
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ROPES & GRAY

The One Group(R) Investment Trust
April 13, 1998
Page 2


     We consent to this opinion accompanying the Post-Effective Amendment No. 7 when filed with the Commission.


                               Very truly yours,


                               /s/ Ropes & Gray

                               Ropes & Gray